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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in Amendment No. 1 to Registration Statement No. 333-39073 of Magnum Hunter Resources, Inc. of our report dated March 14, 1997 (April 30, 1997 as to Note 16) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
November 4, 1997